UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2006

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-1222	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California		90745-6209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 513-7280

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On February 2, 2006, the Board of Directors of the Company, following the recommendation of the Compensation Committee of the Board of Directors, adopted the 2006 Bonus Plan (the “Plan”) in the form attached hereto as Exhibit 99.1. The Plan is a formula-based incentive compensation plan based on net income, operating income and cash flow. Participants in the Plan are the chief executive officer, the other officers of the Company, two subsidiary presidents, and 15 other key subsidiary officers. Bonus awards under the Plan range from 0 to 150% of salary based on position. Bonus awards are subject to the approval of the Compensation Committee of the Board of Directors (the “Committee”), and are based on a combination of total corporate performance, subsidiary performance and individual performance. The Committee, in its discretion, may award bonuses even if the Plan’s financial targets are not met.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

David Dittemore, the Company’s president and chief operating officer, resigned on February 8, 2006.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

99.1	2006 Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED (Registrant)

Date: February 8, 2006	By:	/s/ James S. Heiser
James S. Heiser Vice President, Chief Financial Officer and General Counsel